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                                                                     EXHIBIT 5.1



           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]

                                 May 5, 1998


Segue Software, Inc.
1320 Centre Street
Newton Centre, Massachusetts  02159

     Re:   Registration Statement on Form S-8
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Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Act"), of 355,556 shares of common stock, par value $.01 per share (the "Shares"), of Segue Software, Inc., a Delaware corporation (the "Company").

     In connection with rendering this opinion, we have examined the Amended & Restated Certificate of Incorporation and By-Laws of the Company; such records of the corporate proceedings of the Company as we deemed material; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); those certain Non-Qualified Stock Option Grant Agreements each dated as of September 5, 1997, by and between the Company and Stephen B. Butler (the "Butler Agreements"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus and the Butler Agreements, as the case may be, the Shares will be legally issued, fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company.
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Segue Software, Inc.
May 5, 1998
Page 2

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Goodwin, Procter & Hoar LLP
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                                    GOODWIN, PROCTER & HOAR LLP